As filed with the Securities and Exchange Commission on November 25, 2008

Registration No. 333-153425

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of Registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Ash Street

San Diego, California 92101

(619) 696-2034

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Javade Chaudhri, Esq.

Executive Vice President and General Counsel

101 Ash Street

San Diego, California 92101

(619) 696-2034

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Clarkson, Esq.

Latham & Watkins LLP

600 West Broadway, Suite 1800

San Diego, California 92101-3375

(619) 236-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)(2)	$(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified aggregate principal amount is being registered as may from time to time be offered at unspecified prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee, except for $47,602 relating to $588,000,000 of unsold securities that were previously registered pursuant to Registration Statement File No. 333-103588. In connection with the securities offered hereby, except as specified in the previous sentence, the registrant will “pay-as-you-go registration fees” in accordance with Rule 456(b).

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-153425) is being filed by the registrant to revise footnote 3 to the Calculation of Registration Fee table to carry forward unused fees from the registration statement on Form S-3 (File No. 333-103588), as amended, that the registrant filed with the U.S. Securities and Exchange Commission, or the “SEC,” on March 4, 2003. No changes have been made to the prospectus included in Part I or to any other sections of the Registration Statement and accordingly they have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on November 25, 2008.

SEMPRA ENERGY (Registrant)

By	/s/ Charles A. McMonagle
Charles A. McMonagle
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed below by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date

* Donald E. Felsinger	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 25, 2008

* Mark A. Snell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 25, 2008

* Joseph A. Householder	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 25, 2008

* James G. Brocksmith, Jr.	Director	November 25, 2008

* Richard A. Collato	Director	November 25, 2008

* Wilford D. Godbold, Jr.	Director	November 25, 2008

* William D. Jones	Director	November 25, 2008

* Richard G. Newman	Director	November 25, 2008

* William G. Ouchi	Director	November 25, 2008

Signature	Title	Date

* William C. Rusnack	Director	November 25, 2008

* William P. Rutledge	Director	November 25, 2008

* Carlos Ruiz Sacristán	Director	November 25, 2008

* Lynn Schenk	Director	November 25, 2008

* Neal E. Schmale	Director	November 25, 2008

* BY:	/s/ Charles A. McMonagle
Name: Charles A. McMonagle
Title: Attorney-in-fact

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